UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 23, 2009
DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 755-5500
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 23, 2009, Developers Diversified Realty Corporation (the “Company”) entered into a stock purchase agreement with Mr. Alexander Otto (the “Investor”) to issue and sell 30,000,000 common shares (the “Purchased Shares”) and warrants (the “Warrants”) to purchase 10,000,000 common shares (the “Warrant Shares”) to the Investor and certain members of his family (collectively with the Investor, the “Otto Family”). The issuance and sale of the Purchased Shares and Warrants will occur in two closings, each consisting of 15,000,000 Purchased Shares and a Warrant to purchase 5,000,000 Warrant Shares. The second closing may occur, at the Investor’s option, at any time within six months of the date that the Company’s shareholders approve the amendments to the Company’s articles of incorporation required to consummate the transactions contemplated by the stock purchase agreement. The Investor also has the right to purchase all of the Purchased Shares and the Warrants at one closing. Under the terms of the stock purchase agreement, the Company will also issue additional common shares to the Investor representing any dividends declared by the Company after February 23, 2009 and prior to the applicable closing to which the Investor would have been entitled had the Purchased Shares been outstanding on the record dates for any such dividends (the “Dividend Shares”).
     The purchase price for the first 15,000,000 Purchased Shares will be $3.50 per share, and the purchase price for the second 15,000,000 Purchased Shares will be $4.00 per share, regardless of when purchased and regardless of whether there is one closing or two closings. No separate consideration will be paid for the Dividend Shares. The purchase price for the Purchased Shares will be subject to downward adjustment if the weighted average purchase price of all additional common shares (or equivalents thereof) sold by the Company from February 23, 2009 until the applicable closing is less than $2.94 per share (excluding, among other things, common shares payable in connection with any dividends, but including in the calculation all outstanding common shares as if issued during such period at $2.94 per share). If the weighted average price for such issuances in the aggregate is less than $2.94, the applicable purchase price will be reduced by an amount equal to the difference between $2.94 and such weighted average price. A Warrant exercisable for 5,000,000 shares will be issued for each 15,000,000 Purchased Shares. No separate consideration will be paid for the Warrants.
     Completion of the transactions contemplated by the stock purchase agreement depends upon the satisfaction of a number of conditions being satisfied or waived, including, but not limited to the following:
•	the approval of the Company’s shareholders of: (i) for purposes of the Section 312.03 of the NYSE Listed Company Manual, the issuance of the Purchased Shares, the Warrants and the Warrant Shares; (ii) amendments to the Company’s articles of incorporation that, among other things, would allow the Otto Family to beneficially own (under certain specified attribution rules under the Internal Revenue Code of 1986, as amended (the “Code”)) up to 29.8% of the Company’s outstanding common shares; and (iii) an amendment to the Company’s Amended Code of Regulations to grant the Company’s board of directors the authority to fix the number of members on the board of directors;

•	a “material adverse change” must not have occurred, which is defined in the stock purchase agreement as: (i) an event that has or is reasonably likely to have a material adverse effect on the Company’s condition (financial or otherwise), results of operations, business, properties or assets; (ii) the declaration or payment of any dividends on the Company’s common shares or preferred shares other than regular dividends; (ii) a change in one or more of certain of the Company’s named executive officers, other than by reason or death or disability; (iv) the announcement by the Company of an allegation made by a governmental body of fraud or malfeasance on the part of one of the Company’s executive officers; (v) the announcement by the Company of a breach of a covenant or receipt by the Company of a notice of default under certain of the Company’s unsecured debt; (vi) the filing of a voluntary petition for bankruptcy protection by one of the Company’s five significant tenants; or (vii) a decrease of more than 50% of the Company’s market capitalization over any three consecutive trading day period when compared to the Company’s market capitalization on the close of business on February 19, 2009;

•	the execution and delivery of a waiver agreement, tax agreement and investor rights agreement by the Company, and the execution and delivery of a voting agreement by Scott A. Wolstein and Iris Wolstein, each as described below;

•	the appointment to the Company’s board of directors of two individuals selected by the Investor, provided that, if the Purchased Shares are sold in two closings, only one individual selected by the Investor is required to be appointed to the board of directors at each closing;

•	the entry by the Company or one of its wholly-owned subsidiaries into one or more debt financing arrangements that provide for aggregate debt financing that is at least equal to the aggregate purchase price for the Purchased Shares; and

•	the entry by the Company or one of its wholly-owned subsidiaries into one or more term loans that provide for aggregate debt financing that is at least $60.0 million.
     An affiliate of the Investor has provided a non-binding commitment to us to provide a five-year secured term loan in the principal amount of $60.0 million that would satisfy our obligations with respect to that portion of the debt financing required as a condition precedent. However, we are not required to obtain this financing from the Investor’s affiliate.
     The parties’ obligations under the stock purchase agreement are also subject to the satisfaction or waiver of customary closing conditions, including the accuracy of the parties’ respective representations and warranties and compliance with the parties’ respective covenants, as well as the receipt of customary certificates and opinions and government approvals. There can be no assurance that the Company will be able to satisfy all of the requisite conditions to the consummation of the transactions contemplated by the stock purchase agreement.
     Warrants. Holders of the Warrants are entitled to purchase up to 10,000,000 Warrant Shares at a price of $6.00 per share at any time on or after the issuance thereof and for a five-year period thereafter. The exercise price of the Warrants will be subject to downward adjustment upon each Warrant exercise date if the weighted average purchase price of all additional common shares (or equivalents thereof) sold by the Company from the date of issuance of the applicable Warrant is less than $6.00 per share (including common shares payable in connection with dividends, but excluding, among other things, the Purchased Shares and the Warrant Shares and common shares or other equity awards issued under the Company's equity compensation plans, and including in the calculation all outstanding common shares as if issued during such period at $6.00 per share). If the weighted average price for such issuances in the aggregate is less than $6.00, the exercise price will be reduced to such weighted average price, but if the weighted average exercise price of such issuances is greater than $6.00, in no event will the exercise price be increased to a price greater than $6.00. At each partial exercise of a Warrant, if there has been a downward adjustment of the exercise price, the exercise price will reset at the original exercise price of $6.00 until the next warrant exercise date, at which time it may be subject to adjustment again.
     Investor Rights Agreement. The investor rights agreement will address the Investor’s right to nominate individuals for election to the Company’s board of directors and to the registration of the resale of the Purchased Shares, the Dividend Shares and the Warrant Shares (collectively, the “Registrable Shares”). The Company will agree that during such time as the Otto Family beneficially owns 17.5% or more of the Company’s outstanding common shares, the Company’s board of directors will nominate two of the Otto Family’s nominees suitable to the Company to become members of the Company’s board of directors at each annual election of directors, and during such time as the Otto Family beneficially owns less than 17.5% but more than 7.5% of the Company’s outstanding common shares, the Company’s board of directors will nominate one of the Investor’s nominees suitable to the Company to become a member of the Company’s board of directors at each annual election of directors. Under the terms of the investor rights agreement, so long as the Company is eligible to register secondary offerings of its common shares on Form S-3 under the Securities Act, the Company will agree to prepare and file and keep effective a registration statement to register resales of the Registrable Shares. If the Company is not eligible to register secondary offerings on Form S-3, the Otto Family will have the right to demand that the Company prepare and file and keep effective for certain periods a registration statement on Form S-1 to register resales of the Registrable Shares. The Otto Family’s right to nominate individuals to the Company’s board of directors and its registration rights will terminate on the date that the Otto Family beneficially owns 7.5% or less of the Company’s outstanding common shares.
     Tax Agreement. Under the terms of the tax agreement, the Company will agree to provide the Investor with certain information and to take certain actions on an ongoing basis relating to the Company’s status as a “domestically controlled qualified investment entity.”
     Waiver Agreement. Under the terms of the waiver agreement, the Company will agree to waive the common share related party limit contained in the Company’s articles of incorporation that would otherwise prohibit the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) from constructively owning more than 9.8% of the Company’s outstanding common shares so long as rents from certain of the Company’s tenants that are constructively owned by the Otto Family (and other persons who may be deemed to have constructive ownership of common shares owned by the Otto Family) do not exceed a specified percentage of the Company’s gross income.
     Voting Agreement. Under the terms of the voting agreement, Scott A. Wolstein, the Chairman of the Company’s board of directors and the Company’s Chief Executive Officer, and Iris Wolstein, Scott Wolstein’s mother, will agree to vote their common shares in favor of the Investor’s nominees to the Company’s board of directors.
     The foregoing is only a brief description of the material terms of the stock purchase agreement, the Warrants, the investor rights agreement, the tax agreement, the waiver agreement and the voting agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the stock purchase agreement and forms of the Warrants, the investor rights agreement, the tax agreement, the waiver agreement and the voting agreement. The stock purchase agreement, which includes the forms of the Warrants, the investor rights agreement, the tax agreement, the waiver agreement and the voting agreement, is filed as an exhibit to this Current Report on Form 8-K, and those documents are incorporated by reference herein.
     The Purchased Shares, the Dividend Shares, the Warrants and the Warrant Shares are being offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-139118), the related prospectus included therein and a prospectus supplement to the prospectus.
     The Investor is currently the Chairman of the Executive Board of ECE Projektmanagement G.m.b.H. & Co. KG (“ECE”), which is a fully integrated international developer, owner and manager of shopping centers. In May 2007, DDR and ECE formed a joint venture to fund investments in new retail developments to be located in western Russia and Ukraine. DDR contributed 75% of the equity of the joint venture, and ECE contributed the remaining 25% of the equity.
Additional Information and Where to Find It
     In connection with the proposed transaction, the Company will be filing a proxy statement with the SEC. DDR SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to DDR shareholders, and DDR shareholders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, or from Developers Diversified Realty Corporation, Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122, or by calling (216) 755-5500.
Participants In Solicitation
     DDR and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning DDR’s participants is set forth in the proxy statement dated April 3, 2008 for DDR’s 2008 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of DDR in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
The following exhibits are filed herewith and are exhibits to the Registration Statement:
(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of February 23, 2009, between Developers Diversified Realty Corporation and Alexander Otto (including the forms of Warrant, Investor Rights Agreement, Waiver Agreement, Tax Agreement and Voting Agreement)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ Joan U. Allgood
Joan U. Allgood
Executive Vice President — Corporate Transactions and Governance

     Date: February 27, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of February 23, 2009, between Developers Diversified Realty Corporation and Alexander Otto (including the forms of Warrant, Investor Rights Agreement, Waiver Agreement, Tax Agreement and Voting Agreement)